AMENDMENT NO. 1 TO NOTE AND SECURITY AGREEMENT DATED AUGUST 11,
2005 AND NOTE DATED DECEMBER 14, 2005, OF OBLIO TELECOM, INC., A
DELAWARE CORPORATION

December 29, 2006

Reference is made to that certain Note and Security Agreement dated August 11, 2005, made by Oblio Telecom, Inc., a Delaware corporation (the "Borrower") in favor F&L LLP (the "Lender") in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Original Note”), and that certain Note dated December 14, 2005, made by Borrower in favor the Lender in the original principal amount of Two Million Three Hundred Twenty Two Thousand Eight Hundred and Fifty Dollars ($2,322,850) (the “Second Note”, and together with the Original Note, the “Notes”).

WHEREAS the Borrower and Lender wish to amend certain terms of the Notes;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Maturity Date (as defined in the Notes) of each of the Notes shall be March 31, 2009.

2.	The interest rate for each of the Notes is hereby amended to 5% per annum.

3.
The Borrower shall make an aggregate amortized payment with respect to the Notes of $178,930 per month (based upon a 27 month amortization schedule), commencing January 31, 2007 and the last day of each month thereafter until the Maturity Date. Such payments shall be apportioned among the Notes relative to the principal amount outstanding. All remaining amounts due for principal or interest shall be due and payable on the Maturity Date.

4.
In consideration for Lender’s agreements herein and as payment in full for all interest due, owing or accrued with respect to the Notes through and including the date hereof, Borrower’s parent company, Titan Global Holdings, Inc., a Utah corporation (“Parent”), hereby agrees to issue 250,000 shares of Parent’s common stock to Lender (the “Shares”). Such Shares shall be delivered to Lender within five (5) business days of the date of this Agreement. In the event the Shares are not delivered to the Lender within five (5) business days of the date of this Agreement, it shall constitute an Event of Default under the Notes, thereby permitting acceleration of all obligations due to the Lender.

5.
The Notes shall be subordinate to the obligations of the Borrower to Greystone Business Credit II LLC (“Greystone”), as set forth in the Subordination Agreement between the Lender and Greystone of even date herewith.

6.	Payment of the obligations due under the Notes shall be guaranteed by Parent pursuant to the Guaranty Agreement attached hereto as Exhibit A.

7.
In connection herewith, the Amended and Restated Certificate of Designation of Series A Preferred Stock in the form attached hereto as Exhibit B (the “Designation”) shall be filed with the Secretary of State of the State of Delaware within five (5) business days of the date of this Agreement and with evidence of such filing to be provided to the Lender within such five day period. In the event the Designation is not filed with the Secretary of State of the State of Delaware within five (5) business days of the date of this Agreement, with evidence of such filing to be provided to the Lender within such five day period, it shall constitute an Event of Default under the Notes, thereby permitting acceleration of all obligations due to the Lender.

8.
The Company shall reimburse Lender for all out of pocket expenses (including reasonable legal fees) directly incurred by Lender in connection with the review, negotiation and documentation of this agreement and all related matters. Payment of such amounts shall be made within 15 days of submission to the Company of a written request and documentation reasonably sufficient to evidence the expense. If payment is not made within such 15 day period, it shall constitute an Event of Default under the Notes, thereby permitting acceleration of all obligations due to the Lender.

9.	The foregoing amendment shall be effective as of the date hereof.

10.	There are no other amendments to the Notes.

[Intentionally Blank]

IN WITNESS WHEREOF, each of the Borrower and Lender has caused this Amendment No. 1 to the Notes to be signed in its name this 29th day of December, 2006.

OBLIO TELECOM, INC.

By: /s/ KURT JENSEN
Kurt Jensen, President

F&L LLP

By: /s/ SAMMY JIBRIN

Agreed and Accepted
As to Section 4:
TITAN GLOBAL HOLDINGS, INC.

By: /s/ BRYAN CHANCE
Bryan Chance, President